                                                                    EXHIBIT 23.2

                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the inclusion of our Independent Auditor's Report dated January 17, 1997 regarding the statements of financial condition of Valley Independent Bank as of December 31, 1996 and December 31, 1995, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, and the reference to our firm as "experts", in the Form S-4 filed with the Securities and Exchange Commission.


                                   /s/ VAVRINEK, TRINE, DAY & CO.

December 19, 1997
Laguna Hills, California